Exhibit 10.1

COMSCORE, INC.

CASH INCENTIVE PLAN

1. Purpose. The purpose of this Cash Incentive Plan (the “Plan”) is to advance the best interests of comScore, Inc., a Delaware corporation (the “Company”), by providing cash incentives to certain employees of the Company and its subsidiaries.

2. Definitions. Terms used but not otherwise defined herein shall have the meanings set forth in this Section 2:

(a) “Administrator” means the Board and the person(s) or committee appointed by the Board to administer the Plan and serve as agent for the Company with respect to the Plan. As of the Effective Date, the Compensation Committee of the Board is designated as the Administrator.

(b) “Board” means the Company’s Board of Directors.

(c) “Award” means, as to any Participant, the Participant’s right to receive a cash payment pursuant to the Plan which may be, but is not required to be, evidenced by a Participation Agreement.

(d) “Award Pool” means a maximum amount equal to $20,000,000.

(e) “Change in Control” has the meaning set forth in the Equity and Incentive Compensation Plan, except as may be otherwise prescribed by the Administrator with respect to an Award under this Plan.

(f) “Effective Date” means May 23, 2024.

(g) “Eligible Person” means an employee of the Company or its subsidiaries selected by the Administrator to participate in the Plan.

(h) “Equity and Incentive Compensation Plan” means the comScore, Inc. 2018 Equity and Incentive Compensation Plan, as amended from time to time.

(i) “Participant” means an Eligible Person who has been granted an Award under this Plan and who signs and returns to the Company his or her Participation Agreement (if applicable).

(j) “Participation Agreement” means an agreement distributed to a Participant setting forth an Award.

(k) “Section 409A” means the limitations or requirements of Section 409A of the United States Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

3. Administration.

(a) Administration by the Administrator. The Plan will be administered by the Administrator except to the extent the Board elects to administer the Plan, in which case references herein to the “Administrator” will be deemed to include references to the “Board.” Subject to the express provisions of the Plan and applicable law, the Administrator will have the authority, in its sole and absolute discretion, to:

(i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan;

(ii) determine the identity of each Eligible Person;

(iii) oversee the calculation of Awards and approve any assumptions utilized in such calculations;

(iv) determine the terms and conditions of each Award and Participation Agreement;

(v) determine the treatment of Awards and the Plan upon a Change in Control;

(vi) delegate its administrative duties under the Plan to such agents as it may appoint from time to time; and

(vii) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan.

The Administrator shall have complete discretion and authority with respect to the Plan and its application except to the extent that discretion is expressly limited by the Plan. The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Administrator will be the sole and final judge of that necessity or desirability. The determinations of the Administrator on the matters referred to in this Section 3(a) will be final and conclusive.

(b) Manner of Exercise of Authority. Any action of, or determination by, the Administrator will be final, conclusive and binding on all persons, including the Company, its owners, the Participants, or other persons claiming rights from or through the Participants. The express grant of any specific power to the Administrator, and the taking of any action by the Administrator, will not be construed as limiting any power or authority of the Administrator. The Administrator may delegate to officers or managers of the Company, or committees thereof, the authority, subject to such terms as the Administrator will determine, to perform such functions, including administrative functions, as the Administrator may determine. The Administrator may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Administrator will be entitled to, in good faith, rely or act upon any report or other information furnished to it by any officer or employee of the Company, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. The Administrator and any officer or employee of the Company acting at the direction or on behalf of the Administrator will not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and will, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4. Participation.

(a) Commencement of Participation. Awards may be granted to Eligible Persons as determined by the Administrator in its sole and absolute discretion during the term of the Plan; provided, however, that the maximum aggregate value of all Awards granted pursuant to the Plan may not exceed the Award Pool. An Eligible Person shall become a Participant in the Plan immediately upon executing and returning to the Company a Participation Agreement within the time frame set forth in such Participation Agreement (if applicable).

(b) Continued Participation. Except as otherwise set forth in a Participation Agreement, a Participant in the Plan shall continue to be a Participant so long as he or she remains in the employ of or a service provider to the Company or any of its subsidiaries and will cease to be Participant in the Plan upon his or her termination of service with the Company and its subsidiaries.

5. Award Terms.

(a) Generally. The Administrator shall determine the amount of cash subject to an Award for each Participant and such other terms and conditions as the Administrator may establish with respect to such Awards. Any action taken by the Administrator with respect to one Participant shall not be binding on the Administrator with respect to any action taken or not taken with respect to any other Participant.

(b) Performance Goal(s); Service Requirements.

(i) The Administrator is authorized to establish any performance goal(s) or other performance or service criteria applicable to an Award. The Administrator may use such criterion or criteria that the Administrator may select for purposes of establishing the performance goal(s) applicable to an Award, which may be based on any “Management Objective” specified under the Equity and Incentive Compensation Plan; the Participant’s continued employment or service to the Company or any subsidiary; the enterprise valuation of the Company in any Change in Control, recapitalization or other transaction; any other performance goal as determined by the Administrator in its discretion; or any combination of the foregoing. Without limiting the generality of the foregoing, the performance criteria applicable to an Award may be described in terms of Company objectives or objectives or other measures of performance that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company. The performance criteria applicable to an Award may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to any other person, an index, one or more of the performance criterion or criteria themselves, or any other criterion or criteria.

(ii) As applicable, the Administrator (including, for the avoidance of doubt, any applicable delegee to whom the Administrator has delegated such authority) shall determine the level of performance achieved or attained with regard to each performance goal or other performance criteria established with respect to any Award, if any, and shall determine the treatment of the applicable Award in relation to any such level of performance achieved or attained, including the extent to which any amount is payable with respect to such Award.

6. General Provisions.

(a) Taxes and Offset. The Company is authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Company may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. In addition, the Company may withhold and deduct from any payments made or to be made pursuant to an Award (i) any deductions consented to in writing by a Participant, or (ii) any other sums owed by the Participant to the Company, any of its affiliates or any employee benefit plan or program of the Company.

(b) Term; Amendment and Termination of the Plan. No Award will be made under this Plan after May 23, 2034, the tenth anniversary of the date the Plan was adopted by the Board, but all Awards made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. Except as otherwise provided in a Participation Agreement, the Plan may be terminated or amended at any time by the Board. Notwithstanding the foregoing, the Company, upon action of the Administrator, shall have the right to amend the Plan by an instrument in writing which has been executed on the Company’s behalf by its duly authorized officer, at any time and in any way that would not materially and adversely affect a Participant or his or her rights hereunder without consent of such Participant and shall have the right to make any amendments necessary to effectuate the intentions of Section 6(c); provided, however, the Administrator will not have the authority to increase the size of the Award Pool without the approval of the Board.

(c) Changes in Company Structure. In the event there is any change in the capital structure of the Company (including but not limited to a consolidation, reorganization, recapitalization or Change in Control), the Awards of Participants may be adjusted by the Administrator to the extent deemed necessary in order to preserve the economic benefit associated with such Awards in effect immediately before any such change in the capital structure. In addition, in the event of a change in the capital structure, except as otherwise provided in a Participation Agreement, the Administrator, acting in its sole discretion without the consent or approval of any Participant, may take any of the following additional actions with respect to outstanding Awards:

(i) Accelerate vesting or payment, waive forfeiture conditions, or otherwise modify or adjust any other condition or limitation regarding an Award;

(ii) Convert an outstanding Award into a transaction-based Award, with any such transaction-based Award being subject to such terms and conditions (including but not limited to terms relating to vesting, payment, and Award value) that the Administrator deems appropriate;

(iii) Cancel Awards that remain subject to a restricted period as of the date of such event without payment of any consideration to the Participant for such Awards; or

(iv) Make such adjustments to Awards then outstanding as the Administrator deems appropriate to reflect such event (including the substitution, assumption, or continuation of Awards by any successor company or a parent or subsidiary thereof);

provided, however, that the maximum amount paid under this Plan to all Participants shall not exceed the Award Pool specified in Section 2(d).

(d) Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used in this Plan shall include any corporation or other business entity which shall by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company, and successors of any such corporations or other business entities. Where appropriate, the term “Company” as used in this Plan shall include any successor that assumes the Plan.

(e) Nontransferability of Awards. A Participant shall not have the right to alienate, pledge, or encumber his or her interest in the Plan, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of the Participant’s creditors or to attachment, execution or other process of law.

(f) Receipt and Release. Any payment to any Participant in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company and the Administrator under the Plan, and the Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant is determined by the Administrator to be incompetent, by reason of physical or mental disability, to give a valid receipt and release, the Administrator may cause the payment or payments becoming due to such person to be made to another person for the Participant’s benefit without responsibility on the part of the Administrator or the Company to follow the application of such funds.

(g) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder will be construed as:

(i) giving any Participant the right to continue as a Participant or in the employ or service of the Company or its subsidiaries;

(ii) interfering in any way with the right of the Company or its subsidiaries to terminate any Participant’s employment or service at any time; or

(iii) giving any Participant any claim to be granted any Award under the Plan or to be treated uniformly with other employees.

(h) Nonexclusivity of the Plan. The adoption of the Plan by the Company will not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan will be construed to prevent the Company from taking any action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person will have any claim against the Company as a result of any such action. Any action with respect to the Plan taken by the Administrator, the Board or the Company shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

(i) Severability. If any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Plan, but such provision will be fully severable and the Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

(j) Governing Law. All questions arising with respect to the provisions of the Plan and Awards will be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law.

(k) Unfunded Arrangement. The Plan shall at all times be entirely unfunded. Neither a Participant nor any other person shall have any interest in any particular assets of the Company thereof by reason of the right to receive an Award under the Plan and a Participant or such other person(s) shall have only the rights of a general unsecured creditor of the Company thereof with respect to any rights under the Plan.

(l) Word Usage. Words used in the masculine shall apply to the feminine, where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

(m) Compensation Recovery. Any Participation Agreement may reference the Company’s compensation clawback policy or provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Administrator or the Board from time to time, if a Participant engages in any activity covered by the applicable Participation Agreement or such clawback policy.

(n) Application of Section 409A. No Eligible Person has a legally binding right to any payment under the Plan until the date such Eligible Person is granted an Award. Except as otherwise set forth in a Participation Agreement, the amounts payable pursuant to this Plan are intended to comply with the short term deferral exception to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) set forth in Treas. Reg. § 1.409A-1(b)(4), and this Plan shall be interpreted accordingly. Nevertheless, to the extent that a Participant is a “specified employee” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code as of the Participant’s date of termination, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the Participant’s date of termination or, if earlier, the date of the Participant’s death following such date of termination. All such amounts that would, but for this Section 6(n), become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date. No interest will be paid by the Company with respect to any such delayed payments. For purposes of Section 409A of the Code, each payment or amount due under this Plan shall be considered a separate payment.

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